Exhibit 99.1

MERCANTILE BANKSHARES REPORTS THIRD QUARTER RESULTS

Baltimore, Maryland, October 24, 2006 - Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that net income for the quarter ended September 30, 2006 was $71.6 million, an increase of 0.9% over net income of $71.0 million for the same period in 2005 and a 2.1% decrease from the $73.1 million reported for the second quarter of 2006.  The results of operations for James Monroe Bancorp, Inc. (“James Monroe”) are included subsequent to the close of business on July 17, 2006.  On the merger date, James Monroe had total loans of $414 million, total assets of $552 million and total deposits of $434 million.

On October 9, 2006, Bankshares announced that it had entered into a Merger Agreement with PNC Financial Services Group, Inc. (“PNC”), which was approved by PNC’s board.  If the merger is completed, each share of Bankshares’ common stock will be converted into 0.4184 shares of PNC common stock and $16.45 in cash. The merger is currently expected to occur in the first quarter of 2007, and is subject to the approval of Bankshares’ shareholders, receipt of specified governmental approvals (including the approval of the Board of Governors of the Federal Reserve System), and certain other customary conditions.

Mr. Kelly stated:  “Given the difficult operating environment, the core banking business performed well this quarter.  Expenses were also kept in check after accounting for the acquisition of James Monroe.  The results for the quarter were driven by a significant decline in noninterest income and, in particular, nonmarketable investments.  The acquisition of James Monroe and the previously announced sale of our mortgage banking joint venture also had a mildly dilutive effect.  We are excited about our pending merger with PNC.”

For the quarters ended September 30, 2006 and 2005, diluted net income per share was $0.57.  Adjusted weighted average shares outstanding increased from 124.0 million for the quarter ended September 30, 2005 to 125.9 million for the quarter ended September 30, 2006.  The increase was due primarily to 1.8 million shares issued in connection with the James Monroe acquisition.  In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Share, average share and per share amounts have been adjusted to give effect to the split.

For the nine months ended September 30, 2006, net income was $215.4 million, an increase of 6.9% over the $201.5 million reported for the nine months ended September 30, 2005.  Diluted net income per share for the nine months ended September 30, 2006 was $1.73, a 4.8% increase over the $1.65 for the nine months ended September 30, 2005.  Adjusted weighted average shares outstanding increased from 121.8 million for the nine months ended September 30, 2005 to 124.8 million for the nine months ended September 30, 2006.

Bankshares also reports cash operating earnings, defined as “GAAP” (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating the operations of acquired entities into Bankshares) unrelated to Bankshares’ core operations.  Cash operating earnings totaled $73.4 million for the third quarter of 2006, an increase of 0.7% from the $72.9 million for the same period in 2005 and a decrease of 1.4% from the $74.4 million for the second quarter of 2006.  A reconciliation of GAAP basis net income to cash operating earnings can be found at the end of this release.

For the nine months ended September 30, 2006, cash operating earnings were $219.9 million, an increase of 8.3% over the $203.1 million reported for the nine months ended September 30, 2005.

Net interest income for the quarter ended September 30, 2006, on a taxable equivalent basis, increased 4.3% to $167.9 million from $161.0 million for the third quarter of 2005.  The increase was due to growth in average earning assets of $1.2 billion, or 8.0%. The net interest margin declined 15 basis points from 4.41% for the third quarter of 2005 to 4.26% for the third quarter of 2006.  The decline was due primarily to growth in premium money market accounts and certificates of deposit as customers shifted to these higher rate products; increased competition affecting yields on new loans; and the increase in the overall yield on the investment portfolio lagging the increase in funding costs.  Bankshares paid an average rate of 3.20% on interest-bearing liabilities during the third quarter of 2006, an increase of 111 basis points over the third quarter of 2005.  By contrast, the yield on average loans and investments increased by 71 basis points and 54 basis points, respectively, over the third quarter of 2005.

On a linked-quarter basis, taxable equivalent net interest income increased by 2.9% to $167.9 million from $163.3 million.  The increase in linked-quarter net interest income was attributable to average earning asset growth of $448.9 million partially offset by a five basis point decline in the net interest margin.  The net interest margin decline was attributable primarily to a  33 basis point increase in the average rate paid for deposits for the third quarter of 2006 compared with the second quarter of 2006.  By contrast, the yield on interest earning assets increased only 18 basis points.

Net interest income, on a taxable equivalent basis, for the first nine months of 2006 increased to $491.3 million, or 6.9% over the $459.7 million for the first nine months of 2005 due to average earning asset growth of $1.4 billion, or 10.0%.  The net interest margin declined from 4.44% to 4.31% as increases in funding costs of 109 basis points outpaced the 69 basis point increase in the yield on earning assets.

Loans averaged $12.4 billion for the third quarter of 2006, an increase of 8.9% over the $11.4 billion for the third quarter of 2005, with James Monroe contributing 33% of that growth based on $337.7 million in average acquired loans.  Loans increased $479.5 million, or 4.0%, on a linked-quarter basis.  The increase in average loans outstanding in the third quarter of 2006 compared to the third quarter of 2005 was driven by commercial real estate loan growth of $475.7 million, or 13.2%; construction loan growth of $367.1 million, or 23.8%; and residential mortgage loan growth of $176.6 million, or 9.9%.

Average deposits for the third quarter of 2006 increased 7.1% year-over-year with James Monroe contributing 42% of that growth, based on $353.5 million in average acquired deposits.  Average noninterest-bearing deposits for the third quarter of 2006 increased by $14.3 million, or 0.4%, compared with the same period in 2005.  Total average interest-bearing deposits increased by $825.8 million, or 9.7%, for the third quarter of 2006, compared with the same period in 2005.

At September 30, 2006, nonperforming assets amounted to $36.1 million, or 0.29% of period-end loans and other real estate owned.  The comparable nonperforming asset ratio was 0.24% for June 30, 2006 and September 30, 2005.  Loans past due 30-89 days were $34.5 million at September 30, 2006 compared with $38.6 million at June 30, 2006 and $57.3 million at September 30, 2005.  As previously disclosed in the second quarter, one lending relationship accounted for nearly 50% of nonperforming assets.

The allowance for loan losses was $143.9 million at September 30, 2006, or 1.15% of period-end loans.  The allowance for loan losses to total loans was 1.19% at June 30, 2006 and 1.37% at September 30, 2005.  The decrease in the allowance for loan losses to total loans over the prior quarter was due to loan growth.  The decrease in the allowance for loan losses to total loans from September 30, 2005 was due primarily to a reclassification of $14.0 million, in the first quarter of 2006, and $1.9 million, in the third quarter of 2006, from the allowance for loan losses to the separate reserve for unfunded commitments recorded in other liabilities.  The reclassification in the third quarter resulted from a refinement in the manner in which the required reserves were calculated.

The allowance for loan losses as a percentage of nonperforming loans decreased from 581.66% at September 30, 2005 to 399.57% at September 30, 2006.  For the quarters ended September 30, 2006 and 2005 net charge-offs totaled $1.1 million and $0.7 million, respectively.  Net recoveries for the quarter ended June 30, 2006 were $1.0 million.  No provisions for credit losses were taken during the quarters ended September 30, 2006 and June 30, 2006.  A provision for credit losses of $0.8 million was taken for the quarter ended September 30, 2005.

Noninterest income, which includes investment and wealth management (“IWM”) fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses, income from nonmarketable investments and other income, decreased $3.3 million, or 5.2%, to $59.8 million for the third quarter of  2006 from $63.1 million for the third quarter of 2005.  IWM revenue increased $3.9 million, or 16.6%, during the third quarter of 2006 from the third quarter of 2005.  Mortgage banking-related fees decreased $4.7 million for the third quarter of 2006 from the third quarter of 2005 due primarily to the sale of Columbia National Real Estate Finance, LLC (“CNREF”).  Nonmarketable investments income for the third quarter of 2006 decreased by $3.0 million from the same period in 2005 due to losses in the hedge funds of funds (“hedge funds”) of which a $1.0 million loss was related to an investment in Amaranth.  Increases in electronic banking fees, fees on deposit accounts and insurance revenues were offset partially by a decline in charges and fees on loans.

Noninterest income for the third quarter of 2006 decreased by $4.7 million, or 7.3%, from the second quarter of 2006.  The decrease was due to a $4.8 million decline in nonmarketable investments income.  This consisted of a $3.0 million decline in revenues from private equity investments and a $1.8 million decline in hedge fund revenues driven by a $1.0 million loss related to Amaranth.  Furthermore, a $1.2 million decrease in IWM revenues, and a $1.8 million decline in mortgage banking-related fees were offset by increases of $1.9 million in service charges on deposit accounts and $1.2 million in other income and earnings on bank-owned life insurance (“BOLI”).

Noninterest income for the nine months ended September 30, 2006 increased to $184.8 million, or 2.1%, over the $181.0 million for the nine months ended September 30, 2005.  The year-over-year increase was due principally to an increase of $11.1 million in IWM revenues of which approximately $7.0 million was attributable to additional real estate advisory fees; a $1.4 million increase in electronic banking fees; a $1.0 million increase in insurance revenues and an increase of $1.8 million in earnings on BOLI.  The increases were offset by a decrease of $5.3 million in mortgage banking-related fees from the same period in 2005.  In addition, the nine months ended September 30, 2005 included gains of $4.3 million on sales of bank premises that were not repeated this year.

Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 3.7% for the quarter ended September 30, 2006 to $112.4 million from $108.4 million for the third quarter of 2005.   This $4.0 million increase was due primarily to $2.3 million of operating expenses at James Monroe; $0.7 million in merger expenses related to the acquisition of James Monroe; a $1.2 million increase in benefit costs, principally due to increased medical and pension costs; a $1.0 million increase in net occupancy costs; and a $1.3 million increase in advertising and promotional costs.  Partially offsetting these increases was a decrease of $2.6 million in incentive compensation.

Noninterest expenses for the third quarter of 2006 increased $3.0 million from the second quarter of 2006 due primarily to the addition of $2.3 million of operating expenses at James Monroe and the $0.7 million in merger expenses.   Excluding James Monroe, compensation and benefits increased $2.1 million over the second quarter of 2006.  A decrease of $1.2 million in licensing fees related to the restructuring of a major advisory relationship partially offset the increases in noninterest expenses.

Noninterest expenses for the nine months ended September 30, 2006 increased to $328.6 million, or 5.2%, over the $312.4 million for the nine months ended September 30, 2005.  The $16.1 million increase was due primarily to increases of $7.0 million in benefit costs, principally pension-related; $3.1 million in net occupancy costs; $1.6 million in furniture and equipment expenses; and $5.0 million in other expenses.  The increase in other expenses consisted of $1.9 million in professional fees, $0.6 million in electronic banking costs and $1.5 million in licensing fees and $1.0 million in advertising and promotional fees related to the restructured real estate pension advisory relationship.

The cash operating efficiency ratio, a key measure of expense management, was 48.02% for the third quarter of 2006 compared with 46.99% for the third quarter of 2005 and 47.08% for the second quarter of 2006.  Return on average assets for the third quarter of 2006 was 1.64% and 1.75% for the third quarter of 2005 and the second quarter of 2006.  Return on average tangible equity was 17.87% for the third quarter of 2006 compared with 19.62% for the third quarter of 2005 and 18.80% for the second quarter of 2006.  The ratio of average tangible equity to average tangible assets was 9.79% for the third quarter of 2006 compared with 9.53% for the third quarter of 2005 and 9.88% for the second quarter of 2006.  See Footnotes No. 1, 2, 3 and 4 at the end of this release for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

For the nine months ended September 30, 2006, return on average assets was 1.71%; return on average tangible equity was 18.53%; and the ratio of average tangible equity to average tangible assets was 9.83%.  See Footnotes No. 1, 2, 3 and 4 at the end of this release for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

At September 30, 2006, total assets increased 7.1% to $17.6 billion and total loans increased 9.5% to $12.5 billion from September 30, 2005.  Total deposits increased 6.1% from the prior year to $12.8 billion at September 30, 2006.  Shareholders’ equity increased 11.2% to $2.4 billion from a year earlier.  This increase included 1.8 million shares issued for the acquisition of James Monroe, which were valued at $63.1 million.

Mercantile Bankshares Corporation, with more than $17.6 billion in assets, is a regional multi-bank financial holding company with headquarters in Baltimore, Maryland.  Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 241 offices and more than 255 ATMs.  The Investment & Wealth Management division has assets under administration in excess of $41 billion, with management responsibility for $21 billion of these assets.  Additional information is available at www.mercantile.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”).  Bankshares’ management uses these operating earnings measures in their analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers.  These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations.  Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares’ core businesses.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them.  Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.  These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively).  In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:  • Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.  The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction. • The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events. • The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses. • The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”).  WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov).  In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206.  Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares.  Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Additional financial information is attached.

David E. Borowy
Investor Relations
(410) 347-8361
david.borowy@mercantile.com

CONSOLIDATED FINANCIAL SUMMARY
In thousands, except per share data
(unaudited)

	For the Nine Months Ended September 30,			For the Quarter Ended September 30,
	2006	2005	% Increase (Decrease)	2006	2005	% Increase (Decrease)
OPERATING RESULTS
Net interest income (1)	$485,792	$454,692	6.8%	$166,069	$159,242	4.3%
Net interest income - taxable equivalent (1)	491,316	459,706	6.9	167,916	161,023	4.3
Provision for credit losses	—	1,576	(100.0)	—	820	(100.0)
Net income	215,424	201,456	6.9	71,573	70,956	0.9

PER COMMON SHARE DATA*
Basic net income	$1.74	$1.67	4.2%	$0.57	$0.58	(1.7)%
Diluted net income	1.73	1.65	4.8	0.57	0.57	—
Dividends paid	0.82	0.74	10.8	0.28	0.25	12.0
Book value at period end	19.07	17.47	9.2
Market value at period end	36.27	35.92	1.0
Market range:
High	39.82	37.46	6.3	37.96	37.46	1.3
Low	34.29	32.27	6.3	34.29	34.13	0.5

AVERAGE BALANCE SHEET DATA
Total loans	$11,992,600	$10,871,724	10.3%	$12,401,068	$11,389,731	8.9%
Total earning assets	15,244,010	13,855,629	10.0	15,645,850	14,490,736	8.0
Total assets	16,847,243	15,274,731	10.3	17,297,329	16,065,168	7.7
Total deposits	12,243,455	11,251,781	8.8	12,592,061	11,751,990	7.1
Shareholders’ equity	2,304,743	2,058,124	12.0	2,342,545	2,179,415	7.5

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.71%	1.76%		1.64%	1.75%
Return on average equity (2)	12.50	13.09		12.12	12.92
Return on average tangible equity (2)	18.53	19.29		17.87	19.62
Average equity to average assets (2)	13.68	13.47		13.54	13.57
Average tangible equity to average tangible assets (2)	9.83	9.73		9.79	9.53
Net interest rate spread - taxable equivalent	3.52	3.92		3.41	3.83
Net interest margin on earning assets - taxable equivalent	4.31	4.44		4.26	4.41
Efficiency ratio (1),(3)	48.59	48.77		49.38	48.36
Cash operating efficiency ratio (1),(3)	47.47	47.94		48.02	46.99
Dividend payout ratio*	47.13	44.31		49.12	43.10

Bank offices	241	238	3
Employees	3,592	3,607	(15)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs /(recoveries)	$(9)	$488	(101.8)%	$1,136	$745	52.5%
Nonaccrual loans	36,002	27,022	33.2
Restructured loans	—	—	—
Total nonperforming loans	36,002	27,022	33.2
Other real estate owned, net	67	777	(91.4)
Total nonperforming assets	36,069	27,799	29.7

CREDIT QUALITY RATIOS
Net charge-offs/(recoveries), annualized, as a percent of period-end loans	—%	0.01%		0.04%	0.03%

Nonperforming loans as a percent of period-end loans	0.29	0.24

Allowance for loan losses as a percent of period-end loans**	1.15	1.37

Allowance for loan losses as a percent of nonperforming loans	399.57	581.66

Other real estate owned as a percent of period-end loans and other real estate owned	—	0.01

Nonperforming assets as a percent of period-end loans and other real estate owned	0.29	0.24

Nonperforming assets as a percent of total assets	0.21	0.17

*                    In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

**             The decline in the allowance for loan losses was due primarily to the reclassification of $14.0 million in the first quarter of 2006 and $1.9 million in the third quarter of 2006 out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities.

                           In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.  For comparability, certain prior period amounts were reclassified to conform with current period presentation.

                           (1),(2),(3)       See page 16 of 16 for additional information.

STATEMENTS OF CONSOLIDATED INCOME

In thousands, except per share data

(unaudited)

	For the Nine Months Ended September 30,				For the Quarter Ended September 30,
			Increase/(Decrease)				Increase/(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
INTEREST INCOME
Interest and fees on loans	$628,369	$508,135	$120,234	23.7%	$224,218	$185,714	$38,504	20.7%
Interest and dividends on investment securities:

Taxable interest income	93,323	77,052	16,271	21.1	32,393	26,686	5,707	21.4
Tax-exempt interest income	2,273	2,348	(75)	(3.2)	730	839	(109)	(13.0)
Other investment income	1,986	1,753	233	13.3	660	526	134	25.5
	97,582	81,153	16,429	20.2	33,783	28,051	5,732	20.4
Other interest income	2,611	1,546	1,065	68.9	855	760	95	12.5
Total interest income	728,562	590,834	137,728	23.3	258,856	214,525	44,331	20.7

INTEREST EXPENSE
Interest on deposits	175,638	95,280	80,358	84.3	68,792	38,591	30,201	78.3
Interest on short-term borrowings	39,738	17,228	22,510	130.7	15,215	7,702	7,513	97.5
Interest on long-term debt	27,394	23,634	3,760	15.9	8,780	8,990	(210)	(2.3)
Total interest expense	242,770	136,142	106,628	78.3	92,787	55,283	37,504	67.8

NET INTEREST INCOME	485,792	454,692	31,100	6.8	166,069	159,242	6,827	4.3
Provision for credit losses	—	1,576	(1,576)	(100.0)	—	820	(820)	(100.0)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	485,792	453,116	32,676	7.2	166,069	158,422	7,647	4.8

NONINTEREST INCOME
Investment and wealth management	82,582	71,505	11,077	15.5	27,596	23,668	3,928	16.6
Service charges on deposit accounts	33,936	32,992	944	2.9	12,776	11,478	1,298	11.3
Mortgage banking-related fees	5,042	10,329	(5,287)	(51.2)	497	5,151	(4,654)	(90.4)
Investment securities gains and (losses)	205	458	(253)	(55.2)	218	(32)	250	781.3
Nonmarketable investments	13,383	13,683	(300)	(2.2)	1,150	4,190	(3,040)	(72.6)
Other income	49,693	52,042	(2,349)	(4.5)	17,530	18,619	(1,089)	(5.8)
Total noninterest income	184,841	181,009	3,832	2.1	59,767	63,074	(3,307)	(5.2)

NONINTEREST EXPENSES
Salaries	147,755	148,482	(727)	(0.5)	51,424	51,748	(324)	(0.6)
Employee benefits	42,538	35,490	7,048	19.9	13,511	11,637	1,874	16.1
Net occupancy expense of bank premises	23,991	20,918	3,073	14.7	8,289	7,139	1,150	16.1
furniture and equipment expenses	24,752	23,168	1,584	6.8	8,353	7,965	388	4.9
Communications and supplies	12,083	11,992	91	0.8	3,796	3,933	(137)	(3.5)
Other expenses	77,447	72,398	5,049	7.0	27,056	25,960	1,096	4.2
Total noninterest expenses	328,566	312,448	16,118	5.2	112,429	108,382	4,047	3.7

Income before income taxes	342,067	321,677	20,390	6.3	113,407	113,114	293	0.3
Applicable income taxes	126,643	120,221	6,422	5.3	41,834	42,158	(324)	(0.8)

NET INCOME	$215,424	$201,456	$13,968	6.9	$71,573	$70,956	$617	0.9
Weighted average shares outstanding*	123,678	120,818	2,860	2.4	124,750	122,797	1,953	1.6
Adjusted weighted average shares outstanding*	124,842	121,824	3,018	2.5	125,893	123,953	1,940	1.6
NET INCOME PER COMMON SHARES:*
Basic	$1.74	$1.67	$0.07	4.2	$0.57	$0.58	$(0.01)	(1.7)
Diluted	$1.73	$1.65	$0.08	4.8	$0.57	$0.57	—	—

*                    In January 2006, Bankshares announced a three-for-two stock split on its common stock. Average share and per share amounts have been adjusted to give effect to the split.

CONSOLIDATED BALANCE SHEETS
In thousands, except per share data
(unaudited)

	September 30,		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS
Cash and due from banks	$318,184	$328,964	$(10,780)	(3.3)%
Interest-bearing deposits in other banks	200	200	—	—
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,328,402	1,419,401	(90,999)	(6.4)
Mortgage-backed securities	1,674,921	1,491,619	183,302	12.3
States and political subdivisions	61,670	75,805	(14,135)	(18.6)
Other investments	61,777	62,021	(244)	(0.4)
Held-to-maturity
States and political subdivisions - fair value of $14,766 (2006) and $17,380 (2005)	14,361	16,804	(2,443)	(14.5)
Total investment securities	3,141,131	3,065,650	75,481	2.5

Federal funds sold	133,608	232,129	(98,521)	(42.4)
Loans held-for-sale	1,930	42,307	(40,377)	(95.4)

Loans	12,534,338	11,446,059	1,088,279	9.5
Less: allowance for loan losses	(143,853)	(157,176)	(13,323)	(8.5)
Loans, net	12,390,485	11,288,883	1,101,602	9.8

Bank premises and equipment, net	142,664	146,615	(3,951)	(2.7)
Other real estate owned, net	67	777	(710)	(91.4)
Goodwill	760,347	670,306	90,041	13.4
Other intangible assets, net	47,818	47,485	333	0.7
Other assets	638,813	580,138	58,675	10.1
Total assets	$17,575,247	$16,403,454	$1,171,793	7.1

LIABILITIES

Deposits:
Noninterest-bearing deposits	$3,301,554	$3,329,331	$(27,777)	(0.8)
Interest-bearing deposits	9,473,557	8,710,575	762,982	8.8
Total deposits	12,775,111	12,039,906	735,205	6.1
Short-term borrowings	1,558,710	1,266,672	292,038	23.1
Accrued expenses and other liabilities	188,331	165,398	22,933	13.9
Long-term debt	659,688	780,087	(120,399)	(15.4)
Total liabilities	15,181,840	14,252,063	929,777	6.5

SHAREHOLDERS’ EQUITY

Preferred stock, no par value; authorized 2,000,000 shars; issued and outstanding—None

Common stock, $2 par value; authorized 200,000,000 shares	250,953	164,157	86,796	52.9

Capital surplus	667,307	669,185	(1,878)	(0.3)
Retained earnings	1,503,226	1,343,076	160,150	11.9
Accumulated other comprehensive income (loss)	(28,079)	(25,027)	(3,052)	(12.2)
Total shareholders’ equity	2,393,407	2,151,391	242,016	11.2
Total liabilities and shareholders’ equity	$17,575,247	$16,403,454	$1,171,793	7.1

Actual shares outstanding*	125,476	123,118	2,358	1.9
Book value per common share*	$19.07	$17.47	$1.60	9.2

*                    In January 2006, Bankshares announced a three-for-two stock split on its common stock. Share and per share amounts have been adjusted to give effect to the split.

CONSOLIDATED AVERAGE BALANCE SHEETS
In thousands
(unaudited)

	For the Nine Months Ended September 30,				For the Quarter Ended September 30,
	2006		2005		2006		2005
	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate
Earning assets
Loans:
Commercial and leasing	$2,938,055	7.33%	$2,896,725	6.28%	$2,924,627	7.57%	$2,914,761	6.62%
Commercial real estate	3,837,512	7.03	3,370,926	6.49	4,085,822	7.15	3,610,170	6.65
Construction	1,801,245	8.14	1,439,235	6.73	1,911,222	8.42	1,544,082	7.21
Residential real estate	1,886,917	6.18	1,749,577	5.95	1,951,620	6.21	1,775,023	5.98
Home equity lines	486,724	7.65	505,630	5.82	479,436	8.05	517,798	6.23
Consumer	1,042,147	5.77	909,631	5.80	1,048,341	5.81	1,027,897	5.71
Total loans	11,992,600	7.05	10,871,724	6.29	12,401,068	7.22	11,389,731	6.51

Federal funds sold, et al	63,384	5.50	43,658	4.73	61,342	5.52	57,932	5.20

Securities:(2)
Taxable securities
U.S. Treasury and government agencies	1,424,119	3.81	1,413,240	3.38	1,381,027	3.96	1,431,397	3.35
Mortgage-backed	1,619,045	4.35	1,375,285	4.02	1,662,093	4.45	1,455,475	3.98
Other investments	64,114	4.19	63,765	3.70	63,393	4.19	62,318	3.35
Tax-exempt securities
States and political subdivisions	80,548	6.24	87,760	5.92	76,727	6.25	93,683	5.89
Total securities	3,187,826	4.16	2,940,050	3.76	3,183,240	4.27	3,042,873	3.73

Interest-bearing deposits in other banks	200	1.44	197	1.15	200	1.45	200	1.02
Total earning assets	15,244,010	6.44	13,855,629	5.75	15,645,850	6.61	14,490,736	5.92

Cash and due from banks	310,123		306,434		324,675		326,515
Bank premises and equipment, net	139,780		144,362		142,120		147,248
Other assets	1,301,824		1,121,574		1,330,705		1,257,846
Less: allowance for loan losses	(148,494)		(153,268)		(146,021)		(157,177)
Total assets	$16,847,243		$15,274,731		$17,297,329		$16,065,168
Interest-bearing liabilities
Deposits:
Savings	$1,277,603	0.50	$1,447,797	0.37	$1,229,751	0.56	$1,420,283	0.42
Checking plus interest	1,290,233	0.20	1,399,352	0.16	1,231,558	0.20	1,428,344	0.17
Money market	2,000,814	2.62	1,606,528	1.22	2,202,466	2.99	1,692,684	1.54
Time deposits $100,000 and over	2,065,129	4.39	1,574,236	2.99	2,243,487	4.74	1,674,265	3.30
Other time deposits	2,370,668	3.49	2,088,820	2.54	2,429,730	3.76	2,295,608	2.76
Total interest-bearing deposits	9,004,447	2.61	8,116,733	1.57	9,336,992	2.92	8,511,184	1.80
Short-term borrowings	1,411,287	3.76	1,069,792	2.15	1,487,948	4.06	1,185,142	2.58
Long-term debt	689,474	5.31	743,381	4.25	665,300	5.24	797,527	4.47
Total interest-bearing funds	11,105,208	2.92	9,929,906	1.83	11,490,240	3.20	10,493,853	2.09

Noninterest-bearing deposits	3,239,008		3,135,048		3,255,069		3,240,806
Other liabilities and accrued expenses	198,284		151,653		209,475		151,094
Total liabilities	14,542,500		13,216,607		14,954,784		13,885,753
Shareholders’ equity	2,304,743		2,058,124		2,342,545		2,179,415
Total liabilities & shareholders’ equity	$16,847,243		$15,274,731		$17,297,329		$16,065,168

Net interest rate spread		3.52%		3.92%		3.41%		3.83%
Effect of noninterest-bearing funds		0.79		0.52		0.85		0.58
Net interest margin on earning assets		4.31%		4.44%		4.26%		4.41%

(1)             Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2)             Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

SUPPLEMENTAL LOAN INFORMATION BY QUARTER
In thousands
(unaudited)

	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05
PERIOD-END LOANS BY TYPE
Commercial and Leasing	$2,925,300	$2,935,369	$2,899,242	$2,957,301	$2,925,445
Commercial Real Estate	4,148,895	3,826,335	3,675,692	3,703,297	3,638,238
Construction	1,952,013	1,855,110	1,740,413	1,607,095	1,543,633
Residential Real Estate	1,988,336	1,905,032	1,856,250	1,802,373	1,778,684
Home Equity Lines	476,746	479,011	487,586	505,508	520,214
Consumer	1,043,048	1,049,323	1,036,985	1,032,271	1,039,845
TOTAL LOANS AT END OF PERIOD	$12,534,338	$12,050,180	$11,696,168	$11,607,845	$11,446,059

NONPERFORMING LOANS BY TYPE
Commercial and Leasing	$8,206	$8,399	$15,748	$15,771	$21,065
Commercial Real Estate	5,056	3,623	4,600	4,451	3,240
Construction	19,519	15,482	414	376	377
Residential Real Estate	2,640	1,094	1,577	1,505	1,845
Home Equity Lines	151	332	148	88	89
Consumer	430	315	403	374	406
TOTAL NONPERFORMING LOANS AT END OF PERIOD	$36,002	$29,245	$22,890	$22,565	$27,022

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial and Leasing	$8,429	$6,794	$7,412	$5,513	$12,604
Commercial Real Estate	8,280	8,201	13,386	4,973	8,976
Construction	805	10,008	23,979	33,628	24,026
Residential Real Estate	11,304	8,369	9,949	13,948	7,141
Home Equity Lines	1,146	1,075	1,197	1,233	543
Consumer	4,577	4,148	4,313	5,856	4,005
TOTAL LOANS PAST DUE 30-89 DAYS	$34,541	$38,595	$60,236	$65,151	$57,295

CHARGE-OFFS BY LOAN TYPE
Commercial and Leasing	$876	$193	$401	$1,440	$570
Commercial Real Estate	—	153	209	—	—
Construction	—	—	—	—	—
Residential Real Estate	52	—	2	160	28
Home Equity Lines	—	—	—	22	—
Consumer	981	504	766	1,155	1,112
TOTAL CHARGE-OFFS	$1,909	$850	$1,378	$2,777	$1,710

RECOVERIES BY LOAN TYPE
Commercial and Leasing	$358	$1,174	$908	$1,732	$233
Commercial Real Estate	28	27	33	7	27
Construction	1	—	1	—	445
Residential Real Estate	7	28	25	6	167
Home Equity Lines	—	22	2	—	—
Consumer	379	585	568	529	93
TOTAL RECOVERIES	$773	$1,836	$1,537	$2,274	$965

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
(unaudited)

	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05
INVESTMENT AND WEALTH MANAGEMENT	In billions
ASSET DATA
(End of period)
Personal
Assets with Investment Responsibility	$9.1	$8.9	$8.9	$8.7	$8.8
Assets with No Investment Responsibility	4.1	3.9	4.0	3.8	3.7
Total Personal	13.2	12.8	12.9	12.5	12.5

Institutional
Assets with Investment Responsibility	11.6	11.4	11.6	11.6	12.0
Assets with No Investment Responsibility	16.7	22.7	23.1	22.1	21.7
Total Institutional	28.3	34.1	34.7	33.7	33.7

Mutual Funds Not Included Above	0.3	0.3	0.3	0.3	0.2

Total
Assets with Investment Responsibility	21.0	20.6	20.8	20.6	21.0
Assets with No Investment Responsibility	20.8	26.6	27.1	25.9	25.4
Total Assets Under Administration	$41.8	$47.2	$47.9	$46.5	$46.4

OTHER INTANGIBLE ASSETS INFORMATION	In thousands
EOP Deposit Intangibles, Net	$37,398	$30,744	$32,232	$33,719	$35,206
EOP Mortgage Servicing Rights, Net	1,387	1,858	1,801	1,757	1,216
EOP Other Intangible Assets, Net	9,033	9,801	10,428	11,177	11,063
EOP Total Other Intangible Assets, Net	$47,818	$42,403	$44,461	$46,653	$47,485

Amortization of Deposit Intangibles	$1,679	$1,488	$1,487	$1,488	$1,475
Amortization of Mortgage Servicing Rights	71	91	89	82	105
Amortization of Other Intangible Assets	772	638	749	721	651
Total Amortization of Other Intangible Assets	$2,522	$2,217	$2,325	$2,291	$2,231

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
In thousands, except per share data
(unaudited)

	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05	3Q 06 vs 2Q 06	3Q 06 vs 3Q 05
OPERATING RESULTS
Net interest income (1)	$166,069	$161,410	$158,313	$162,434	$159,242	2.9%	4.3%
Net interest income - taxable equivalent (1)	167,916	163,254	160,146	164,267	161,023	2.9	4.3
Provision for credit losses	—	—	—	—	820	—	(100.0)
Net income	71,573	73,092	70,759	74,863	70,956	(2.1)	0.9

PER COMMON SHARE DATA*
Basic net income	$0.57	$0.59	$0.58	$0.61	$0.58	(3.4)%	(1.7)%
Diluted net income	0.57	0.59	0.57	0.60	0.57	(3.4)	—
Dividends paid	0.28	0.28	0.26	0.25	0.25	—	12.0
Book value at period end	19.07	18.34	18.05	17.81	17.47	4.0	9.2
Market value at period end	36.27	35.67	38.45	37.63	35.92	1.7	1.0
Market range:
High	37.96	39.53	39.82	40.09	37.46	(4.0)	1.3
Low	34.29	35.00	36.88	34.11	34.13	(2.0)	0.5

AVERAGE BALANCE SHEET DATA
Total loans	$12,401,068	$11,921,540	$11,646,904	$11,497,885	$11,389,731	4.0%	8.9%
Total earning assets	15,645,850	15,196,996	14,880,775	14,698,731	14,490,736	3.0	8.0
Total assets	17,297,329	16,798,972	16,435,964	16,258,275	16,065,168	3.0	7.7
Total deposits	12,592,061	12,190,193	11,940,956	11,894,394	11,751,990	3.3	7.1
Shareholders’ equity	2,342,545	2,309,149	2,261,646	2,210,050	2,179,415	1.4	7.5

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.64%	1.75%	1.75%	1.83%	1.75%
Return on average equity (2)	12.12	12.70	12.69	13.44	12.92
Return on average tangible equity (2)	17.87	18.80	18.97	20.26	19.62
Average equity to average assets (2)	13.54	13.75	13.76	13.59	13.57
Average tangible equity to average tangible assets (2)	9.79	9.88	9.81	9.61	9.53
Net interest rate spread - taxable equivalent	3.41	3.51	3.64	3.78	3.83
Net interest margin on earning assets - taxable equivalent	4.26	4.31	4.36	4.43	4.41
Efficiency ratio (1),(3)	49.38	48.05	48.34	47.87	48.36
Cash operating efficiency ratio (1),(3)	48.02	47.08	47.30	46.69	46.99
Dividend payout ratio*	49.12	47.46	44.83	40.98	43.10

Bank offices	241	237	238	240	238	4	3
Employees	3,592	3,667	3,658	3,606	3,607	(75)	(15)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs /(recoveries)	$1,136	$(986)	$(159)	$503	$745	(215.2)%	52.5%
Nonaccrual loans	36,002	29,245	22,890	22,565	27,022	23.1	33.2
Restructured loans	—	—	—	—	—	—	—
Total nonperforming loans	36,002	29,245	22,890	22,565	27,022	23.1	33.2
Other real estate owned, net	67	49	713	667	777	36.7	(91.4)
Total nonperforming assets	36,069	29,294	23,603	23,232	27,799	23.1	29.7

CREDIT QUALITY RATIOS
Net charge-offs/(recoveries), annualized, as a percent of period-end loans	0.04%	(0.03)%	(0.01)%	0.02%	0.03%

Nonperforming loans as a percent of period-end loans	0.29	0.24	0.20	0.19	0.24

Allowance for loan losses as a percent of period-end loans**	1.15	1.19	1.21	1.35	1.37

Allowance for loan losses as a percent of nonperforming loans	399.57	488.49	619.81	694.32	581.66

Other real estate owned as a percent of period-end loans and other real estate owned	—	—	0.01	0.01	0.01

Nonperforming assets as a percent of period-end loans and other real estate owned	0.29	0.24	0.20	0.20	0.24

Nonperforming assets as a percent of total assets	0.21	0.17	0.14	0.14	0.17

*                    In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

**             The decline in the allowance for loan losses was due primarily to the reclassification of $14.0 million in the first quarter of 2006 and $1.9 million in the third quarter of 2006 out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities during the first quarter of 2006.

(1),(2),(3)     See page 16 of 16 for additional information.

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
In thousands, except per share data
(unaudited)

						3Q 06	3Q 06
						vs	vs
	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05	2Q 06	3Q 05
INTEREST INCOME
Interest and fees on loans	$224,218	$208,096	$196,055	$192,697	$185,714	7.7%	20.7%
Interest and dividends on investment securities:
Taxable interest income	32,393	31,135	29,795	30,081	26,686	4.0	21.4
Tax-exempt interest income	730	765	778	813	839	(4.6)	(13.0)
Other investment income	660	699	627	722	526	(5.6)	25.5
	33,783	32,599	31,200	31,616	28,051	3.6	20.4
Other interest income	855	1,098	658	890	760	(22.1)	12.5
Total interest income	258,856	241,793	227,913	225,203	214,525	7.1	20.7

INTEREST EXPENSE
Interest on deposits	68,792	57,603	49,243	44,637	38,591	19.4	78.3
Interest on short-term borrowings	15,215	13,500	11,023	9,038	7,702	12.7	97.5
Interest on long-term debt	8,780	9,280	9,334	9,094	8,990	(5.4)	(2.3)
Total interest expense	92,787	80,383	69,600	62,769	55,283	15.4	67.8

NET INTEREST INCOME	166,069	161,410	158,313	162,434	159,242	2.9	4.3
Provision for credit losses	—	—	—	—	820	—	(100.0)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	166,069	161,410	158,313	162,434	158,422	2.9	4.8

NONINTEREST INCOME
Investment and wealth management	27,596	28,865	26,121	24,251	23,668	(4.4)	16.6
Service charges on deposit accounts	12,776	10,868	10,292	10,893	11,478	17.6	11.3
Mortgage banking-related fees	497	2,335	2,210	4,690	5,151	(78.7)	(90.4)
Investment securities gains and (losses)	218	—	(13)	(53)	(32)	—	781.3
Nonmarketable investments	1,150	5,964	6,269	6,199	4,190	(80.7)	(72.6)
Other income	17,530	16,436	15,727	16,131	18,619	6.7	(5.8)
Total noninterest income	59,767	64,468	60,606	62,111	63,074	(7.3)	(5.2)

NONINTEREST EXPENSES
Salaries	51,424	47,232	49,099	51,740	51,748	8.9	(0.6)
Employee benefits	13,511	14,292	14,735	10,685	11,637	(5.5)	16.1
Net occupancy expense of bank premises	8,289	7,931	7,771	7,678	7,139	4.5	16.1
Furniture and equipment expenses	8,353	8,094	8,305	8,491	7,965	3.2	4.9
Communications and supplies	3,796	4,469	3,818	4,414	3,933	(15.1)	(3.5)
Other expenses	27,056	27,404	22,987	25,365	25,960	(1.3)	4.2
Total noninterest expenses	112,429	109,422	106,715	108,373	108,382	2.7	3.7

Income before income taxes	113,407	116,456	112,204	116,172	113,114	(2.6)	0.3
Applicable income taxes	41,834	43,364	41,445	41,309	42,158	(3.5)	(0.8)

NET INCOME	$71,573	$73,092	$70,759	$74,863	$70,956	(2.1)	0.9

Weighted average shares outstanding*	124,750	123,222	123,043	122,923	122,797	1.2	1.6
Adjusted weighted average shares outstanding*	125,893	124,324	124,294	124,134	123,953	1.3	1.6

NET INCOME PER COMMON SHARE:*
Basic	$0.57	$0.59	$0.58	$0.61	$0.58	(3.4)	(1.7)
Diluted	$0.57	$0.59	$0.57	$0.60	$0.57	(3.4)	—

*                    In January 2006, Bankshares announced a three-for-two stock split on its common stock. Average share and per share amounts have been adjusted to give effect to the split.

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
In thousands
(unaudited)

						3Q 06	3Q 06
						vs	vs
Noninterest Income	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05	2Q 06	3Q 05
Investment and wealth management	$27,596	$28,865	$26,121	$24,251	$23,668	(4.4)%	16.6%
Service charges on deposit accounts	12,776	10,868	10,292	10,893	11,478	17.6	11.3
Mortgage banking-related fees	497	2,335	2,210	4,690	5,151	(78.7)	(90.4)
Investment securities gains and (losses)	218	—	(13)	(53)	(32)	—	781.3

Nonmarketable investments:
Private equity and other investments	263	3,371	1,324	3,310	39	(92.2)	574.4
Hedge funds	(801)	1,005	3,395	1,104	2,897	(179.7)	(127.6)
Bank-owned life insurance	1,688	1,588	1,550	1,785	1,254	6.3	34.6
Total nonmarketable investments	1,150	5,964	6,269	6,199	4,190	(80.7)	(72.6)

Other income:
Electronic banking fees	7,424	6,487	5,636	5,832	7,010	14.4	5.9
Charges and fees on loans	3,065	3,106	2,765	3,063	3,786	(1.3)	(19.0)
Insurance	3,680	3,761	5,101	3,439	3,480	(2.2)	5.7
All other income	3,361	3,082	2,225	3,797	4,343	9.1	(22.6)
Total other income	17,530	16,436	15,727	16,131	18,619	6.7	(5.8)
Total	$59,767	$64,468	$60,606	$62,111	$63,074	(7.3)	(5.2)

						3Q 06	3Q 06
						vs	vs
Noninterest Expenses	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05	2Q 06	3Q 05
Salaries	$51,424	$47,232	$49,099	$51,740	$51,748	8.9%	(0.6)%
Employee benefits	13,511	14,292	14,735	10,685	11,637	(5.5)	16.1
Net occupancy expense of bank premises	8,289	7,931	7,771	7,678	7,139	4.5	16.1
Furniture and equipment expenses	8,353	8,094	8,305	8,491	7,965	3.2	4.9
Communications and supplies	3,796	4,469	3,818	4,414	3,933	(15.1)	(3.5)

Other expenses:
Professional services	6,042	6,743	5,170	5,867	6,040	(10.4)	—
Advertising and promotional expenses	3,719	2,355	1,498	2,553	2,162	57.9	72.0
Electronic banking expenses	4,375	3,529	3,127	3,503	4,025	24.0	8.7
Amortization of intangible assets	2,522	2,217	2,325	2,291	2,231	13.8	13.0
Outsourcing expenses	2,792	2,641	2,823	3,065	3,093	5.7	(9.7)
All other expenses	7,606	9,919	8,044	8,086	8,409	(23.3)	(9.5)
Total other expenses	27,056	27,404	22,987	25,365	25,960	(1.3)	4.2
Total	$112,429	$109,422	$106,715	$108,373	$108,382	2.7	3.7

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
In thousands
(unaudited)

											Average Balance
											3Q 06	3Q 06
											vs	vs
	3Q 06		2Q 06		1Q 06		4Q 05		3Q 05		2Q 06	3Q 05
	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)
	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate
Earning assets
Loans:
Commercial and leasing	$2,924,627	7.57%	$2,956,420	7.35%	$2,933,214	7.06%	$2,912,089	6.86%	$2,914,761	6.62%	(1.1)%	0.3%
Commercial real estate	4,085,822	7.15	3,748,795	7.02	3,673,385	6.89	3,664,491	6.79	3,610,170	6.65	9.0	13.2
Construction	1,911,222	8.42	1,808,734	8.09	1,681,253	7.86	1,574,597	7.56	1,544,082	7.21	5.7	23.8
Residential real estate	1,951,620	6.21	1,876,209	6.16	1,831,603	6.16	1,798,686	6.05	1,775,023	5.98	4.0	9.9
Home equity lines	479,436	8.05	484,396	7.65	496,526	7.25	511,673	6.73	517,798	6.23	(1.0)	(7.4)
Consumer	1,048,341	5.81	1,046,986	5.78	1,030,923	5.73	1,036,349	5.68	1,027,897	5.71	0.1	2.0
Total loans	12,401,068	7.22	11,921,540	7.05	11,646,904	6.87	11,497,885	6.69	11,389,731	6.51	4.0	8.9
Federal funds sold, et al	61,342	5.52	71,448	6.16	57,318	4.65	76,062	4.64	57,932	5.20	(14.1)	5.9
Securities: (2)
Taxable securities
U.S. Treasury and government agencies	1,381,027	3.96	1,451,800	3.85	1,440,180	3.64	1,429,583	3.41	1,431,397	3.35	(4.9)	(3.5)
Mortgage-backed	1,662,093	4.45	1,605,222	4.30	1,589,017	4.30	1,545,324	4.56	1,455,475	3.98	3.5	14.2
Other investments	63,393	4.19	65,748	4.30	63,199	4.06	60,998	4.77	62,318	3.35	(3.6)	1.7
Tax-exempt securities
States and political subdivisions	76,727	6.25	81,038	6.26	83,957	6.22	88,679	6.01	93,683	5.89	(5.3)	(18.1)
Total securities	3,183,240	4.27	3,203,808	4.14	3,176,353	4.05	3,124,584	4.08	3,042,873	3.73	(0.6)	4.6
Interest-bearing deposits in other banks	200	1.45	200	1.51	200	1.36	200	1.35	200	1.02	—	—
Total earning assets	15,645,850	6.61	15,196,996	6.43	14,880,775	6.26	14,698,731	6.13	14,490,736	5.92	3.0	8.0
Cash and due from banks	324,675		304,132		301,305		319,176		326,515		6.8	(0.6)
Bank premises and equipment, net	142,120		138,941		138,237		139,662		147,248		2.3	(3.5)
Other assets	1,330,705		1,301,459		1,272,673		1,258,868		1,257,846		2.2	5.8
Less: allowance for loan losses	(146,021)		(142,556)		(157,026)		(158,162)		(157,177)		2.4	(7.1)
Total assets	$17,297,329		$16,798,972		$16,435,964		$16,258,275		$16,065,168		3.0	7.7

Interest-bearing liabilities
Deposits:
Savings	$1,229,751	0.56	$1,282,700	0.48	$1,321,364	0.45	$1,371,020	0.45	$1,420,283	0.42	(4.1)	(13.4)
Checking plus interest	1,231,558	0.20	1,298,636	0.20	1,341,714	0.19	1,398,809	0.18	1,428,344	0.17	(5.2)	(13.8)
Money market	2,202,466	2.99	1,947,364	2.62	1,848,724	2.18	1,785,001	1.86	1,692,684	1.54	13.1	30.1
Time deposits $100,000 and over	2,243,487	4.74	2,044,074	4.37	1,904,098	4.00	1,784,340	3.66	1,674,265	3.30	9.8	34.0
Other time deposits	2,429,730	3.76	2,362,074	3.47	2,318,985	3.23	2,300,075	3.03	2,295,608	2.76	2.9	5.8
Total interest-bearing deposits	9,336,992	2.92	8,934,848	2.59	8,734,885	2.29	8,639,245	2.05	8,511,184	1.80	4.5	9.7
Short-term borrowings	1,487,948	4.06	1,423,480	3.80	1,320,595	3.39	1,213,396	2.96	1,185,142	2.58	4.5	25.6
Long-term debt	665,300	5.24	673,599	5.53	730,236	5.18	766,451	4.71	797,527	4.47	(1.2)	(16.6)
Total interest-bearing funds	11,490,240	3.20	11,031,927	2.92	10,785,716	2.62	10,619,092	2.35	10,493,853	2.09	4.2	9.5
Noninterest-bearing deposits	3,255,069		3,255,345		3,206,071		3,255,149		3,240,806		—	0.4
Other liabilities and accrued expenses	209,475		202,551		182,531		173,984		151,094		3.4	38.6
Total liabilities	14,954,784		14,489,823		14,174,318		14,048,225		13,885,753		3.2	7.7
Shareholders’ equity	2,342,545		2,309,149		2,261,646		2,210,050		2,179,415		1.4	7.5
Total liabilities & shareholders’ equity	$17,297,329		$16,798,972		$16,435,964		$16,258,275		$16,065,168		3.0	7.7

Net interest rate spread		3.41%		3.51%		3.64%		3.78%		3.83%
Effect of noninterest-bearing funds		0.85		0.80		0.72		0.65		0.58
Net interest margin on earning assets		4.26%		4.31%		4.36%		4.43%		4.41%

(1)             Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2)             Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
In thousands
(unaudited)

We believe the non-GAAP measures we use provide information useful to investors in understanding our ongoing core business and operational performance trends. These measures should not be viewed as a substitute for GAAP.  Management believes presentations of financial measures excluding the impact of certain items provide useful supplemental information and better reflect core operating activities.  In order to arrive at core business operating results, the effects of certain non-core business transactions such as gains and losses on the sales of securities, amortization of intangibles, restructuring charges and merger-related expenses, have been excluded.  Management reviews these same measures internally.  For instance, the cash operating efficiency ratio,  rather than the GAAP basis efficiency ratio, is used to measure management’s success at controlling ongoing, core operating expenses.  Additionally, management believes that reporting several key measures based on tangible assets (total assets less intangible assets) and tangible equity (total equity less intangible assets) is important as this more closely approximates the basis for measuring the adequacy of capital for regulatory purposes.

YTD	YTD
2006	2005	3Q 06	2Q 06	1Q 06	4Q 05	3Q 05

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.  The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

Net interest income (GAAP basis)	$485,792	$454,692	$166,069	$161,410	$158,313	$162,434	$159,242
Taxable-equivalent adjustment	5,524	5,014	1,847	1,844	1,833	1,833	1,781
Net interest income - taxable equivalent	$491,316	$459,706	$167,916	$163,254	$160,146	$164,267	$161,023

(2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of Bankshares. This is consistent with the treatment by the bank regulatory agencies that excludes goodwill and other intangible assets from their calculation of risk-based capital ratios.

Return on average equity (GAAP basis)	12.50%	13.09%	12.12%	12.70%	12.69%	13.44%	12.92%
Impact of excluding average intangible assets and amortization	6.03	6.20	5.75	6.10	6.28	6.82	6.70
Return on average tangible equity	18.53%	19.29%	17.87%	18.80%	18.97%	20.26%	19.62%

Average equity to average assets (GAAP basis)	13.68%	13.47%	13.54%	13.75%	13.76%	13.59%	13.57%
Impact of excluding average intangible assets and amortization	(3.85)	(3.74)	(3.75)	(3.87)	(3.95)	(3.98)	(4.04)
Average tangible equity to average tangible assets	9.83%	9.73%	9.79%	9.88%	9.81%	9.61%	9.53%

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income.  When computing the cash operating efficiency ratio and cash operating earnings, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, and gains and losses on sales of premises and from sales of investment securities in order to assess the core operating results of Bankshares and because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio (GAAP basis)	48.59%	48.77%	49.38%	48.05%	48.34%	47.87%	48.36%
Impact of excluding: Securities gains and (losses)	0.02	0.03	0.05	—	—	(0.01)	—
Gains/(losses) on sales of premises	0.01	0.33	—	0.01	0.02	—	(0.05)
Amortization of deposit intangibles	(0.70)	(0.66)	(0.74)	(0.66)	(0.68)	(0.66)	(0.65)
Amortization of other intangibles	(0.35)	(0.35)	(0.37)	(0.32)	(0.38)	(0.35)	(0.34)
Restructuring charges	—	—	—	—	—	—	—
Merger-related expenses	(0.10)	(0.18)	(0.30)	—	—	(0.16)	(0.33)
Cash operating efficiency ratio	47.47%	47.94%	48.02%	47.08%	47.30%	46.69%	46.99%

(4) Bankshares presents cash operating earnings in order to assess its core operating results.

Net income (GAAP basis)	$215,424	$201,456	$71,573	$73,092	$70,759	$74,863	$70,956
Less:
Securities (gains) and losses, net of tax	(124)	(277)	(132)	—	8	32	19
(Gains)/losses on sales of premises, net of tax	(62)	(2,624)	—	(14)	(48)	—	117
Plus:
Amortization of deposit intangibles, net of tax	2,813	2,593	1,015	899	899	899	892
Amortization of other intangibles, net of tax	1,457	1,326	510	440	507	486	458
Restructuring charges, net of tax	—	—	—	—	—	—	—
Merger-related expenses, net of tax	411	661	411	—	—	216	449
Cash operating earnings	$219,919	$203,135	$73,377	$74,417	$72,125	$76,496	$72,891